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                                                                    EXHIBIT 12.1

                             COMPUTATION OF RATIOS


The ratio of earnings to fixed charges for the periods indicated below were as follows:



                                                                FIFTY-TWO        FIFTY-TWO        FORTY-FOUR        FIFTY-TWO
                                                               WEEKS ENDED      WEEKS ENDED       WEEKS ENDED      WEEKS ENDED
                                                            ---------------------------------------------------------------------
                                                                AUGUST 30        AUGUST 29          JULY 3            JULY 1
                                                                  1997              1998             1999              2000
                                                            ---------------------------------------------------------------------


Ratio of earnings to fixed charges                                1.09             -----              1.01              -----

Deficiency in the coverage of fixed charges by earnings          -----            $ 8,057            -----            $ 15,632



                                                             FIFTY-TWO
                                                            WEEKS ENDED              SIXTEEN WEEKS ENDED
                                                           ----------------  -----------------------------------
                                                              JUNE 30            OCTOBER 21        OCTOBER 20
                                                               2001                 2000              2001
                                                           ----------------  -----------------------------------



Ratio of earnings to fixed charges                             -----               -----              -----

Deficiency in the coverage of fixed charges by earnings       $ 6,600             $ 5,643            $ 4,525


For purposes of calculating the above ratios, earnings are defined as income before income taxes and extraordinary items, plus fixed charges. Fixed charges consists of interest expense on all indebtedness, amortization of deferred financing costs , and one-third of rental expense on operating leases representing that portion of rental expense deemed by the Company to be attributable to interest. The ratio of earnings to fixed charges equals earnings divided by fixed charges.